UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BAB, Inc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

BAB, Inc.

500 Lake Cook Road, Suite 475

Deerfield, Illinois 60015

(847) 948-7520

April 18, 2008

Dear Shareholder:

You are cordially invited to attend the Company’s Annual Meeting of Shareholders to be held at 11:00 a.m. on Friday, May 23, 2008, in the Conference Center, located at 540 Lake Cook Road (within The Corporate 500 Centre complex), Deerfield, IL 60015.

You are being asked to elect the four members to the Board of Directors and to ratify the appointment of the independent registered public accounting firm for the year ending November 30, 2008. We hope that these proposals will be adopted at the Annual Meeting.

We look forward to greeting personally those of you who are able to be present at the Meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

Michael W. Evans

President and Chief Executive Officer

BAB, Inc.

500 Lake Cook Road, Suite 475

Deerfield, Illinois 60015

(847) 948-7520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2008

To the Shareholders of BAB, Inc.:

The Annual Meeting of shareholders of BAB, Inc. (the "Company") will be held at 11:00 a.m. on Friday May 23, 2008, in the Conference Center located at 540 Lake Cook Road (within the Corporate 500 Centre complex), Deerfield, IL 60015, for the following purposes:

1.	To elect four directors to serve for a one-year term expiring when their successors are elected and qualified at the next annual meeting.

2.	To act upon a proposal to ratify the appointment of Frank L. Sassetti & Co. as independent registered public accounting firm of the Company for the fiscal year ending November 30, 2008.

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 4, 2008, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

By Order of the Board of Directors

Michael K. Murtaugh
Vice President and General Counsel
April 18, 2008

General Information	1.

Record Date and Voting	2.

Principal Shareholders and Ownership of Management	3.

Proposal 1 – Election of Directors	4.

Management	5.

Executive Compensation	7.

Indemnification of Directors and Officers	8.

Section 16(a) Beneficial Ownership Reporting Compliance	9.

Certain Transactions	9.

Audit Committee	10.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	11.

Proposal for Fiscal 2008 Annual Meeting	11.

Available Information	11.

BAB, Inc.

500 Lake Cook Road, Suite 475

Deerfield, IL 60015

(847) 948-7520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 23, 2008

GENERAL INFORMATION

This proxy statement is furnished to shareholders by the Board of Directors of BAB, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders at 11:00 a.m. on Friday, May 23, 2008, in the Conference Center located at 540 Lake Cook Road (within the Corporate 500 Centre complex), Deerfield, IL 60015, and all adjournments thereof for the purposes set forth.  The Board of Directors is not currently aware of any other matters that may or could properly come before the Meeting.

Shareholders may revoke proxies before exercise by submitting a subsequent dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (i) for the election of the nominees named herein and on the proxy card to the Board of Directors; (ii) for the appointment of Frank L. Sassetti & Co. as independent registered public accounting firm of the Company; and (iii) in the discretion of the proxy holder as to other matters which may properly come before the Meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about April 18, 2008.

Please read the proxy carefully. You will find additional information about the Company in the most recent 10-KSB enclosed, which includes the audited consolidated financial statements.

The Company will make arrangements with brokerage houses, other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

RECORD DATE AND VOTING

The Board of Directors has fixed April 4, 2008 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 7,263,508 shares of Common Stock, $0.001 par value, which is the only outstanding class of stock of the Company. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for election of directors, which is by plurality vote in the event of more nominees than positions (i.e. the four nominees receiving the highest number of votes would be elected).

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions and broker non-votes on any matter (or a "withheld authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker indicates that it does not have discretionary authority to vote certain shares on that matter.

BOARD RECOMMENDATIONS

The Board of Directors recommends a vote FOR election of each nominee for director named herein, and FOR ratification of the appointment of Frank L. Sassetti & Co. as independent registered public accounting firm. It is intended that proxies solicited by the Board of Directors will be voted FOR each nominee and FOR each such other proposals unless otherwise directed by the shareholder submitting the proxy.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 4, 2008, the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each "named executive officer" (as defined in Regulation S-B, item 402 under the Securities Act of 1933); and (iv) all executive officers and directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of April 4, 2008, includes the number of shares which such person has the right to acquire within sixty (60) days after such date.

Name and Address	Shares	Percentage
Michael W. Evans 500 Lake Cook Road Deerfield, IL 60015	2,833,279 (1)(2)(3)(4)	38.33
Michael K. Murtaugh 500 Lake Cook Road Deerfield, IL 60015	2,698,466 (1)(2)(4)(5)	36.51
Holdings Investment, LLC 220 DeWindt Road Winnetka, IL 60093	2,096,195 (1)	28.36
Jeffrey M. Gorden 500 Lake Cook Road Deerfield, IL 60015	90,833 (6)	1.23
Steven G. Feldman 750 Estate Drive, Suite 104 Deerfield, IL 60015	40,000 (7)	.54
James A. Lentz 1415 College Lane South Wheaton, IL 60187	34,932 (8)	.47
All executive officers and directors as a group (5 persons)	3,601,315 (1)(2)(3)(4)(5)(6)(7)(8)	48.72

(1) Includes all shares held of record by Holdings Investment, LLC. Messrs. Evans and Murtaugh are members and managers of the LLC and together control all voting power of the stock owned by the LLC.
(2) Includes 33,333 stock options fully exercisable within 60 days of April 4, 2008.
(3) Includes 3,500 shares inherited by spouse.
(4) Includes 22,222 shares held by children.
(5) Includes 5,004 shares held in an IRA.
(6) Includes 11,166 stock options fully exercisable within 60 days of April 4, 2008.
(7) Includes 30,000 stock options fully exercisable within 60 days of April 4, 2008.
(8) Includes 20,000 stock options fully exercisable within 60 days of April 4, 2008.

PROPOSAL 1

_______________

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The directors elected at this Annual Meeting, and at annual meetings thereafter unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting. The four persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are Michael W. Evans, Michael K. Murtaugh, Steven G. Feldman and James A. Lentz. Messrs. Evans, Murtaugh, Feldman and Lentz are currently members of the Board of Directors. Mr. Feldman and Mr. Lentz are considered independent directors for Audit Committee purposes as outlined in SEC regulations.

In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

See "Management" for biographical information concerning Messrs. Evans and Murtaugh, who are employees of the Company. The following biographical information is furnished with respect to each of the nominees.

Steven G. Feldman became a director of the Company in May 2003. Mr. Feldman is the managing principal of Graphtech Systems, L.L.C., a Chicago-based technology firm specializing in networking, consulting and supporting technology for Education, Graphic Arts and Corporate clients since 1998. During 1997 and 1998, he was a partner at Friedman Eisenstein Raemer and Schwartz, LLP, providing technology consulting services for the firm’s clients. From 1987 until 1997 he was the managing partner for Automated Offices, Ltd., a computer consulting firm. He is a graduate of the University of Illinois at Urbana-Champaign and he is a Certified Public Accountant. Mr. Feldman is a frequent speaker on "Controlling the Total Cost of Ownership of Technology" and other related topics.

James A. Lentz became a director of the Company in May 2004. From 1971 until 2000, Mr. Lentz was a full-time business professor for Moraine Valley Community College (MVCC). He is currently an adjunct professor, teaching on a part-time basis at MVCC. During his tenure at MVCC, Mr. Lentz has taught a variety of business related classes, including accounting, finance and marketing. In addition, Mr. Lentz has 10 years of experience in the food industry, including holding the position of Director of Franchise Training for BAB Systems, Inc. from 1992 through 1996. Mr. Lentz graduated from Northern Illinois University with a Masters in Business Administration in 1971.

MANAGEMENT

Directors and Executive Officers

The following tables set forth certain information with respect to each of the Directors and Executive Officers of the Company and certain key management personnel.

Directors and Executive Officers	Age	Position Held with Company
Michael W. Evans	51	Chief Executive Officer, President and Director
Michael K. Murtaugh	63	Vice President, General Counsel and Director
Jeffrey M. Gorden	52	Chief Financial Officer and Treasurer
Steven G. Feldman	51	Director
James A. Lentz	60	Director

Michael W. Evans has served as Chief Executive Officer and Director of the Company since January 1993 and is responsible for all aspects of franchise development and marketing, as well as all corporate franchise sales performance and operations programs. In February 1996, he was appointed President. Mr. Evans has over 21 years of experience in the food service industry.

Michael K. Murtaugh joined the Company as a Director in January 1993 and was appointed Vice President and General Counsel in January 1994. Mr. Murtaugh is responsible for dealing directly with state franchise regulatory officials, for the negotiation and enforcement of franchise and area development agreements and for negotiations of acquisition and other business arrangements. Before joining the Company, Mr. Murtaugh was a partner with the law firm of Baker & McKenzie, where he practiced law from 1971 to 1993. He also currently serves as Vice President and Secretary of American Sports Enterprises, Inc., which owns a controlling interest in the Kane County Cougars, a minor league baseball team.

Jeffrey M. Gorden joined the Company as its Chief Financial Officer and Treasurer in April 2001 and is responsible for accounting, financial reporting, risk management and human resource administration. Mr. Gorden is a Certified Public Accountant. From 1977 to 1979, Mr. Gorden was with Ernst & Young. From 1979 to 1994 he held internal auditing leadership roles at several Fortune 500 companies. From 1995 to 2001, he held senior financial management roles, the last being at Arrow Financial Services, LLC in Lincolnwood, Illinois.

The Board of Directors had two standing committees during the last fiscal year, the Compensation Committee and the Audit Committee.

The Compensation Committee has three members, Steven G. Feldman, James A. Lentz and Michael W. Evans, the first two being non-employee directors. The function of the Compensation Committee is to set the compensation for the Executive Officers and to recommend the compensation to the Board of Directors for approval.  The Compensation Committee met once during the year and all members were in attendance.

The Audit Committee has two members, Steven G. Feldman and James A. Lentz, both are non-employee directors. The function of the Audit Committee is to interact with the independent registered public accounting firm of the Company and to recommend to the Board of Directors the appointment of the independent registered public accounting firm. The Audit Committee met four times during the year and all members were in attendance.

The Board of Directors met three times during fiscal year 2007 and all members were in attendance.

Director Compensation

Each non-employee director of the Company is paid an annual retainer of $1,000 and $300 for every Board and/or Committee Meeting.

Executive Compensation

The following table sets forth the cash compensation earned by executive officers that received annual salary and bonus compensation of more than $100,000 during fiscal years 2007, 2006 and 2005 (the "Named Executive Officers"). The Company has no employment agreements with any of its executive officers.

Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year Ended 11/30	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)	All Other Compensation

Michael W. Evans President and CEO	2007 2006 2005	253,290 245,571 233,492	64,761 72,178 35,851	--- --- ---	--- --- ---	--- 70,000 20,000	--- --- ---	--- --- ---

Michael K. Murtaugh Vice President and General Counsel	2007 2006 2005	188,746 184,033 175,902	48,572 54,135 26,888	--- --- ---	--- --- ---	--- 70,000 20,000	--- --- ---	--- --- ---

Jeffrey M. Gorden Chief Financial Officer	2007 2006 2005	137,210 132,957 126,430	11,000 9,500 ---	--- --- ---	--- --- ---	--- 30,000 6,000	--- --- ---	--- --- ---

Indemnification of Directors and Officers

The Company's Certificate of Incorporation limits personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law"). Such Certificate eliminates the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violation of state securities laws and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles of Incorporation shall not adversely affect any right or protection of a director of the Company with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition to Delaware Law, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were met for the fiscal year ended November 30, 2007.

CERTAIN TRANSACTIONS

The following information relates to certain relationships and transactions between the Company and related parties, including officers and directors of the Company. It is the Company's policy that it will not enter into any transactions with officers, directors or beneficial owners of more than 5% of the Company's Common Stock, or any entity controlled by or under common control with any such person, on terms less favorable to the Company than could be obtained from unaffiliated third parties and all such transactions require the consent of the majority of disinterested members of the Board of Directors.

No aforementioned transactions were entered into during the fiscal year ended November 30, 2007.

Audit Committee

The following is a report of the Audit Committee.  The Audit Committee consists of two members, who are both independent directors.  The two independent directors comply with the definition of "independent directors" as required by current law and regulations. The Audit Committee has adopted a written Audit Charter.  See Appendix I of Form DEF 14A filed April 20, 2007 for the Charter in its entirety or a hard copy can be made available upon request.

Report of Audit Committee

 To the Board of Directors of BAB, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended November 30, 2007. We ascertain that we meet the criteria as required by the SEC for independent directors.

We have discussed with Frank L. Sassetti & Co., the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 114, "The Auditor’s Communication With Those Charged With Governance.”

We have received and reviewed the written disclosures and the letter from Frank L. Sassetti & Co. required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independent Standards Board, and have discussed with Frank L. Sassetti & Co. its independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2007.

Fees for audit services provided by the predecessor accounting firm for the fiscal year ending November 30, 2007 amounted to $14,000, with fees earned by the current accounting firm for audit services for fiscal 2007 amounting to $52,000.  Tax compliance services were provided by RSM McGladrey during 2007 for the fiscal year ended November 30, 2006 and totaled $18,250.

We recommend to the Board of Directors that the firm of Frank L. Sassetti & Co. be retained for fiscal 2008 as the firm’s independent registered public accounting firm and we believe that the payments made to Frank L. Sassetti & Co. are reasonable and compatible with Auditor's independence.

/s/ Steven G. Feldman

/s/ James A. Lentz

PROPOSAL 2

_______________

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Frank L. Sassetti & Co., an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending November 30, 2008. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit services. A representative of Frank L. Sassetti & Co. is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.  For the fiscal year ending November 30, 2007, fees for audit services provided by Frank L. Sassetti & Co. and McGladrey & Pullen, LLP totaled $66,000.  Tax compliance services provided by RSM McGladrey for the fiscal year ending November 30, 2006 performed in fiscal 2007 totaled $18,250.

PROPOSALS FOR FISCAL 2008 ANNUAL MEETING

It is currently anticipated that the next meeting, for the fiscal year ending November 30, 2008 (the "2008 Annual Meeting") will be held in May, 2009. Shareholders who intend to submit proposals for inclusion in the 2008 Proxy Statement and Proxy for shareholder action at the 2008 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than December 15, 2008.

Additionally, if the Company receives notice of a shareholder proposal after February 15, 2009, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to the proposal.

AVAILABLE INFORMATION

Copies of the Company’s Annual Report on Form 10-KSB will be sent without charge to any shareholder requesting the same in writing from: BAB, Inc., Attention: Investor Relations, 500 Lake Cook Road, Suite 475, Deerfield, IL 60015, Phone (847) 948-7520.

By Order of the Board of Directors

Michael K. Murtaugh

Vice President and General Counsel
Dated: April 18, 2008
Deerfield, Illinois

11